Exhibit No. 99.1

Birner Dental Management Services, Inc.
3801 East Florida Avenue, Suite 508
Denver, Colorado 80210
303-691-0680

FOR IMMEDIATE RELEASE
August 14, 2007

BIRNER DENTAL MANAGEMENT SERVICES, INC. ANNOUNCES 10.0% ADJUSTED EBITDA INCREASE  FOR 2Q 2007

DENVER, COLORADO, August 14, 2007. Birner Dental Management Services, Inc. (NASDAQ Capital Market: BDMS), operators of PERFECT TEETH(R) dental practices, announced results for the quarter and six months ended June 30, 2007. Total dental group practice revenue increased $535,000, or 3.7%, to $15.1 million. Net revenue increased $287,000, or 2.8%, to $10.4 million. The Company's earnings before interest, taxes, depreciation, amortization and non-cash expense associated with stock-based compensation ("Adjusted EBITDA") increased $178,000, or 10.0%, to $2.0 million from $1.8 million. Net income for the quarter ended June 30, 2007 decreased 1.8%, to $612,000 compared to $623,000 for the same period of 2006 primarily as a result of increased interest and income tax expense. Earnings per share increased 6.6%, to $.26 for the quarter ended June 30, 2007 compared to $.25 for the quarter ended June 30, 2006.

For the six months ended June 30, 2007, total dental group practice revenue increased $1.7 million, or 5.8%, to $30.8 million. Net revenue increased $986,000, or 4.9%, to $21.2 million. The Company's Adjusted EBITDA increased $537,000, or 14.7%, to $4.2 million from $3.6 million. Net income for the six months ended June 30, 2007 increased 5.2%, to $1.4 million compared to $1.3 million for the same period of 2006. Earnings per share increased 16.1%, to $.60 for the six months ended June 30, 2007 compared to $.52 for the six months ended June 30, 2006.

During the first six months of 2007, the Company purchased 32,166 shares of its Common Stock for approximately $708,000, distributed $596,000 in dividends to its shareholders, and reduced total debt outstanding by $1.8 million. Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona. The Company currently manages 60 dental offices, of which 35 were acquired and 25 were de novo developments. At June 30, 2007, the Company had 106 general and specialty dentists affiliated with the organization. The Company operates its dental offices under the PERFECT TEETH name.

The Company previously announced it would conduct a conference call to review results for the quarter and six months ended June 30, 2007. In addition to current financial and operating results, the teleconference may include discussion of management's expectation of future financial and operating results. The call will be held on Tuesday, August 14, 2007, at 9:00 a.m. MT. To participate in this conference call, dial in to 1-866-793-1308 and refer to "Birner Dental Management Services, Inc." approximately five minutes prior to the scheduled time. If you are unable to join in on the conference call on August 14, the rebroadcast number is 1-888-266-2081 with the pass code of 1121082. This rebroadcast will be available through August 28, 2007.

Non-GAAP Disclosures

This press release includes certain non-GAAP financial measures with respect to total dental group practice revenue and Adjusted EBITDA. The non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similar measures used by other companies. Please see the last page of this release for more information on the reconciliation of total dental group practice revenue and Adjusted EBITDA to GAAP measures.

Forward-Looking Statements
Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These include statements regarding the Company's cash flow, growth prospects and performance in 2007. These and other risks and uncertainties are set forth in the reports filed by the Company with the Securities and Exchange Commission. The Company disclaims any obligation to update these forward-looking statements.

For Further Information Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
(303) 691-0680

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2006	2007	2006	2007

NET REVENUE: (1)	$10,091,469	$10,378,875	$20,231,498	$21,217,281

DIRECT EXPENSES:
Clinical salaries and benefits	3,581,248	3,735,091	7,270,235	7,575,385
Dental supplies	577,569	593,981	1,153,206	1,154,906
Laboratory fees	683,362	689,207	1,325,258	1,369,412
Occupancy	1,094,148	1,141,105	2,150,881	2,274,157
Advertising and marketing	251,979	267,317	460,933	416,078
Depreciation and amortization	528,688	610,526	1,008,463	1,221,079
General and administrative	1,139,053	1,119,165	2,329,922	2,295,661
	7,856,047	8,156,392	15,698,898	16,036,678

Contributin from dental offices	2,235,422	2,222,483	4,532,600	4,910,603

CORPORATE EXPENSES:
General and administrative	1,141,210	1,054,125	2,222,273	2,300,652
Depreciation and amortization	32,446	27,275	66,642	58,103

Operating income	1,061,766	1,141,083	2,243,685	2,551,848

Interest expense (income), net	40,467	89,166	80,087	195,319

Income before
Income taxes	1,021,299	1,051,917	2,163,598	2,356,529
Income tax expense	398,133	439,976	838,107	961,822

Net income	$623,166	$611,941	$1,325,491	$1,394,707

Net Income per share of Common Stock - Basic	$0.27	$0.29	$0.56	$0.66

Net income per share of Common Stock - Diluted	$0.25	$0.26	$0.52	$0.60

Cash dividends per share of Common Stock	$0.13	$0.15	$0.26	$0.30

Weighted average number of shares of Common Stock and dilutive securities:
Basic	2,327,419	2,123,900	2,349,824	2,125,131

Diluted	2,506,790	2,310,103	2,546,337	2,307,829

(1)
Total dental group practice revenue less amounts retained by dental offices. Dental group practice revenue was $15,101,800 for the quarter ended June 30, 2007 compared to $14,566,435 for the quarter ended June 30,2006. Dental group practice revenue was $30,835,494 for the six months ended June 30, 2007 compared to $29,146,349 for the six months ended June 30,2006.

(2)
Corporate expense - general and administrative includes $81,030 of equity compensation for a stock award and $78,286 related to stock-based compensation expense in the quarter ended June 30, 2006, and $81,030 of equity compensation expense for a stock award and $100,523 related to stock-based compensation expense in the quarter ended June 30, 2007.

(3)
Corporate expense - general and administrative includes $162,060 of equity compensation for a stock award and $166,031 related to stock-based compensation expense in the six months ended June 30, 2006, and $162,060 of equity compensation expense for a stock award and $190,587 related to stock-based compensation expense in the six months ended June 30, 2007.

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	June 30,
	2006	2007
ASSETS	**	(Unaudited)

CURRENT ASSETS:
Cash and cash equivalents	$888,186	$801,205
Accounts receivable, net of allowance for doubtful accounts of $288,513 and 295,816 respectively	3,103,922	3,523,645
Deferred tax asset	185,671	225,777
Prepaid expenses and other assets	597,283	622,592

Total current assets	4,775,062	5,173,219

PROPERTY AND EQUIPMENT, net	5,592,672	5,072,655

OTHER NONCURRENT ASSETS:
Intangible assets, net	12,272,358	11,887,154
Deferred charges and other assets	181,860	173,527

Total assets	$22,821,952	$22,306,555

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,648,498	$1,722,365
Accrued expenses	1,398,267	1,253,915
Accrued payroll and related expenses	1,596,770	2,036,328
Income taxes payable	114,016	314,396
Current maturities of long-term debt	953,561	1,150,000

Total current liabilities	5,711,112	6,477,004

LONG-TERM LIABILITIES:
Deferred tax liability, net	734,234	785,639
Long-term dept, net of current maturities	6,502,411	4,510,867
Other long-term obligations	326,550	291,131

Total liabilities	13,274,307	12,064,641

SHAREHOLDERS' EQUITY:
Prefrerred Stock, no par value, 10,000.000 shares authorized; none outstanding	-	-
Common Stock, no par value; 20,000,000 shares authorized; 2,132,461 and 2,120,961 shares isued and outstanding, respectively	4,191,349	4,126,701
Retained earnings	5,356,296	6,115,213

Total shareholders' equity	9,547,645	10,241,914

Total liabilities and shareholders' equity	$22,821,952	$22,306,555

** Derived from the Company's audited consolidated balance sheet at December 31, 2006.

Although Adjusted EBITDA is not a U.S. generally accepted accounting principle ("GAAP") measure of performance or liquidity, the Company believes that it may be useful to an investor in evaluating the Company's ability to meet future debt service, capital expenditures and working capital requirements. However, investors should not consider these measures in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP. In addition, because Adjusted EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of Adjusted EBITDA to net income can be made by adding depreciation and amortization expense - offices, depreciation and amortization expense - corporate, stock-based compensation expense, interest expense, net and income tax expense to net income as in the table below.

	Quarters		Six Months
	Ended June 30,		Ended June 30,
	2006	2007	2006	2007
RECONCILIATION OF ADJUSTED EBITDA:
Net income	$623,166	$611,941	$1,325,491	$1,394,707
Depreciation and amortization - Offices	528,688	610,526	1,008,463	1,221,079
Depreciation and amortization - Corporate	32,446	27,275	66,642	58,103
Stock-based compensation expense	159,316	181,553	328,091	352,647
Interest expense, net	40,467	89,166	80,087	195,319
Income tax expense	398,133	439,976	838,107	961,822

Adjusted EBITDA	$1,782,216	$1,960,437	$3,646,881	$4,183,677

Total dental group practice revenue is the revenue generated at the Company's offices from professional services provided to its patients. Amounts retained by dental offices represents compensation expense to the dentists and hygienists and is subtracted from total dental group practice revenue to arrive at net revenue. The Company reports net revenue in its financial statements to comply with Emerging Issues Task Force Issue No. 97-2, Application of SFAS No. 94 (Consolidation of All Majority Owned Subsidiaries) and APB Opinion No. 16 (Business Combinations) to Physician Practice Management Entities and Certain Other Entities With Contractual Management Arrangements. Total dental group practice revenue is disclosed because it is a critical component for management's evaluation of office performance. However, investors should not consider this measure in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP.

	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2006	2007	2006	2007

Total dental group practice revenue	$14,566,435	$15,101,800	$29,146,349	$30,835,494

Less - amounts retained by dental Offices	(4,474,966)	(4,722,925)	(8,914,851)	(9,618,213)

Net revenue	$10,091,469	$10,378,875	$20,231,498	$21,217,281